Exhibit 99.2

Global Defense & National Security Systems, Inc.
Successfully Completes Transaction with STG Group Inc.

Transaction Strengthens STG’s Position at the Center of U.S. National Security

Provides Potential for Increased Organic Growth and Capital for Strategic M&A Opportunities

RESTON, Va., November 24, 2015 – Global Defense & National Security Systems Inc. (NASDAQ: GDEF) (“GDEF” or the “Company”), a special purpose acquisition company focused on the U.S. defense and national security sector, today announced the successful completion yesterday, November 23, 2015, of the previously announced transaction with STG Group, Inc. (“STG”), a leading provider of cyber, software and intelligence solutions to the U.S. government. At the closing of this transaction, the company changed its name to STG Group, Inc., and anticipates trading under the ticker STGG shortly.

Simon Lee, Founder and Chairman of STG, said “We are pleased to welcome our investors and partners in a deal that positions STG to realize its full potential. I look forward to working together with my board colleagues as we pursue new growth opportunities and build a market leader to create value for investors, clients and employees.”

Damian Perl, Chairman of GDEF and Chairman and CEO of Global Strategies Group, said, "We launched our GDEF initiative in 2013 and have precisely achieved our objective. In STG we have a highly capable platform from which to build a leading, mission focused business across U.S. defense and national security, utilizing our considerable operational and investment experience.”

The transaction is expected to create significant opportunities for growth by combining STG’s broad client base and significant differentiated capabilities with GDEF’s extensive network of government and industry relationships and business best practices. The company intends to pursue acquisitions of innovative mission-critical companies to enhance and complement its current capability and serve a large addressable market.

Leadership

With the closing of this transaction, the company has changed the composition of its Board of Directors. Mr. Lee will serve as Chairman of the Board of Directors; he is joined on the Board by Mr. Perl, Chairman and CEO of Global Strategies Group; Hon. David Gompert, former Acting Director of National Intelligence; Hon. Ronald Spoehel, former CFO of NASA and ManTech; and Vice Admiral (Ret.) Robert Murrett, former Director of the National Geospatial-Intelligence Agency. Paul Fernandes will continue as President and Chief Operating Officer and newly appointed Charles Cosgrove will serve as Chief Financial Officer. Dale Davis, Chief Executive of GDEF and SVP Operations of Global Strategies Group, will take the role of Chief Integration Officer with the company, with broad ranging responsibility for integration and operational best practice.

Advisors

Cowen and Company, LLC served as financial advisor to GDEF on this transaction, and Morrison & Foerster LLP is serving as legal counsel.  Holland and Knight, LLP served as legal counsel to STG on this transaction.

About STG

STG, Inc. is a specialist provider of mission-critical technology, cyber and data solutions to more than 50 US Federal Agencies.  Applying decades of experience, the company works to ensure the security of the digital domain, the effectiveness of complex IT systems and the delivery of quality intelligence to decision makers. STG is headquartered in Reston, VA, and has employees based across the United States and overseas. STG is a Washington Technology Top 100 Company.

About GDEF

Global Defense & National Security Systems, Inc. (Nasdaq: GDEF) is a public company formed to acquire operating business in the U.S. defense and national security sectors. GDEF was established in 2013 by the leadership of Global Strategies Group (GLOBAL), an international defense and national security company operating and investing in the sector since 1998.  GDEF was established as part of the GLOBAL mission to build technology businesses operating at the nexus of U.S. defense and national security priorities.

Forward Looking Statements

This presentation contains forward-looking statements that involve risks and uncertainties concerning the proposed business combination between GDEF and STG, STG’s expected financial performance, as well as STG’s strategic and operational plans. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.  Terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.  Actual events or results may differ materially from those described in this written communication due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the risk that the expected benefits from the transaction may not be fully realized or may take longer to realize than expected; disruptions in the business related to the transaction may make it more difficult for the Company to maintain relationships with customers, employees or suppliers and other risks and uncertainties associated with the combination.  In addition, please refer to the “Risk Factors” in documents that GDEF filed with the SEC on Forms 10-K, 10-Q and 8-K, as well as in GDEF’s definitive proxy statement on Schedule 14A filed with the SEC on October 22, 2015. The filings by GDEF identify and address other important factors that could cause its financial and operational results to differ materially from those contained in the forward-looking statements set forth in this written communication. GDEF is under no duty to update any of the forward-looking statements after the date of this written communication to conform to actual results.

CONTACTS:

Joele Frank, Wilkinson Brimmer Katcher

Jamie Moser / Leigh Parrish

212-355-4449